Exhibit 99.1

JAMES A. MCINTYRE
1114 State Street, Suite 211
Santa Barbara, California 93101

May 10, 2012

BY FACSIMILE AND ELECTRONIC MAIL

Signature Group Holdings, Inc.
15303 Ventura Blvd., Suite 1600
Sherman Oaks, California 91403
Attn: David Brody, Secretary

Re:	Notice of Shareholder Nomination of Individuals for Election as Directors at the 2012 Annual Meeting of Shareholders of Signature Group Holdings, Inc.

Dear Mr. Brody:

This letter serves as notice to Signature Group Holdings, Inc., a Nevada corporation (the “Company”), that James A. McIntyre (the “Nominating Shareholder”), a current shareholder of the Company, nominates the following five nominees (the “Nominees”) for election to the Board of Directors of the Company (the “Board”) at the 2012 annual meeting of shareholders of the Company (including any other meeting of shareholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof, the “Annual Meeting”):

Name	Business Address	Residence Address

J. Hunter Brown	20 Old Lantern Drive Wilton, CT 06897	20 Old Lantern Drive Wilton, CT 06897

Barton I. Gurewitz	2308 Paseo Del Mar Palos Verdes, CA 90274	2308 Paseo Del Mar Palos Verdes, CA 90274

James A. McIntyre	1114 State Street Suite 211 Santa Barbara, CA 93101	3347 Padaro Lane Carpinteria, CA 93013

Robert A. Peiser	5100 San Felipe Street Unit #362E Houston, TX 77056	5100 San Felipe Street Unit #362E Houston, TX 77056

Joyce White	17939 Chatswoth St. #357 Chatsworth, CA 91344	12380 Longacre Ave. Granada Hills, CA 91344

The Nominating Shareholder believes that the terms of the five directors currently serving on the Board expire at the Annual Meeting.  To the extent that there are in excess of five vacancies on the Board to be filled by election at the Annual Meeting or the Company increases the size of the Board above its existing size, the Nominating Shareholder reserves the right to nominate additional nominees to be elected to the Board at the Annual Meeting.  Additional nominations made pursuant to the preceding sentence are without prejudice to the position of the Nominating Shareholder that any attempt to increase the size of the current Board or to classify the Board constitutes an unlawful manipulation of the Company’s corporate machinery.  If this Notice shall be deemed for any reason by a court of competent jurisdiction to be ineffective with respect to the nomination of any of the Nominees nominated by the Nominating Shareholder at the Annual Meeting, or if any individual Nominee shall be unable to serve for any reason, this Notice shall continue to be effective with respect to the remaining Nominee(s) and as to any replacement nominee(s) selected by the Nominating Shareholder.

I.           Information About Nominees.

A.	Nominee Background and Other Information.

The Company was previously provided with completed and executed Signature Director Questionnaires for James A. McIntyre, Barton I. Gurewitz and Joyce White, you have acknowledged receipt of those Questionnaires, and those Questionnaires are incorporated herein by reference.  Attached are completed and signed Signature Director Questionnaires for J. Hunter Brown and Robert A. Peiser.  This letter, the previously supplied Questionnaires of Messrs. McIntyre and Gurewitz and Ms. White, and all exhibits and attachments hereto are collectively referred to as the “Notice.”  The completed Questionnaires provide all of the information for each Nominee required by Article II, Section 2.10(e) of the Amended and Restated Bylaws of the Company (the “Bylaws”) and Regulation 14A (or any successor thereto) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The occupation and other information of each Nominee, which is detailed in their Questionnaires, is summarized as follows:

J. Hunter Brown is currently the Managing Member of Watson Wilkins & Brown, LLC (“WWB”), a private investment firm that also consults on governance and strategies to enhance shareholder value, which he founded in 2003. Prior to founding WWB, Mr. Brown served as an independent consultant to public and private businesses and not-for-profit entities.  From July 1993 to January 2001, he served in various capital markets capacities involving global markets with JP Morgan Securities, Inc.  He is currently a director of Tigrent Inc., a provider of practical, high-quality and value-based training, conferences, publications, technology-based tools and mentoring, serving as Chair of the Audit Committee and as a member of the Compensation Committee and the Special Committee on Related Party Transactions.  Mr. Brown previously served as a director of National Auto Credit, Inc., a NYSE listed specialty finance company, from January 1996 to March 1998, where he formed and chaired a special committee of independent directors. The Nominating Shareholder believes that Mr. Brown’s expertise in integrating operating, financial and governance strategies to maximize value and his experience in improving public company corporate governance make him well qualified to serve as a director.

Barton I. Gurewitz is the Managing Director, Business Development-Investment Banking at Wedbush Securities, Inc. He has been with Wedbush since 1975 and was responsible for co-founding and managing its investment banking and private equity business. Prior to joining Wedbush, he was with the Corporate Finance Department of William R. Staats & Co., Inc. and its successor from 1964 to 1975. Mr. Gurewitz has 43 years of investment banking experience. He served as a Captain in the U.S. Air Force from 1966-1969, and has a BS in Business Administration and MBA from the University of California at Los Angeles. The Nominating Shareholder believes that Mr. Gurewitz’s 43 years of investment banking and private equity experience makes him well qualified to serve as a director.

James A. McIntyre is retired and a private investor. From 1963 until his retirement in January 2008, Mr. McIntyre was a director of the Company, serving as Chairman from May 2004 to November 2007. From January 1972 to May 2004, Mr. McIntyre also served as Chief Executive Officer of the Company. The Nominating Shareholder believes that Mr. McIntyre’s extensive experience as a director and senior officer of the Company, as well as his thorough knowledge of the Company, make him well qualified to serve as a director.

Robert A. Peiser is retired and a private investor and serves on a variety of corporate and not-for-profit boards. Mr. Peiser served as Chairman and Chief Executive Officer of Omniflight Helicopters, Inc., an air medical services provider, from February 2008 to May 2010. Prior to joining Omniflight Helicopters, Inc., from April 2002 to January 2008, Mr. Peiser served as President and Chief Executive Officer of Imperial Sugar Company (Nasdaq: IPSU), a publicly traded refiner and marketer of sugar products and served on its Board of Directors from April 2002 until January 2008. Mr. Peiser is the immediate past Chairman of the Texas TriCities Chapter of the National Association of Corporate Directors. Mr. Peiser is currently a director of Solutia, Inc. (NYSE: SOA), a global manufacturer of performance materials and specialty chemicals used in a broad range of consumer and industrial applications, serving as Chair of the Nominating and Governance Committee and a member of the Risk Committee. Mr. Peiser is also currently a director of Team, Inc. (NYSE: TISI), a leading provider of specialty maintenance and construction services required in maintaining high temperature and high pressure piping systems and vessels that are utilized extensively in heavy industries, serving as a member of the Compensation Committee and the Executive Committee. From June 2010 to May 2011, Mr. Peiser was a director of the Company, serving as Chair of both the Audit Committee and Executive Committee. The Nominating Shareholder believes that Mr. Peiser’s financial, business and governance expertise, including a diversified background of managing and directing public companies, provide him with the necessary qualifications and skills to serve as a director.

Joyce White is the owner and Chief Executive Officer of First Aid Direct of Los Angeles.  Ms. White has also served as a director of Prospect Mortgage since April 2009.  From April 2009 to October 2010, Ms White served as the Chief Executive Officer of Prospect Holdings, one of the United States’ largest independent mortgage bankers offering home loans, refinance and home equity loans.  Prior to joining Prospect Holdings, Ms. White served as Executive Vice President at Bank of America from October 1987 to January 2009.  The Nominating Shareholder believes that Ms. White’s extensive business development and operating experience, along with her proven track record of success in executive positions, make her well qualified to serve as a director.

B.	The class and number of shares of the Company that are beneficially owned by each Nominee:

Name	Class	Number

J. Hunter Brown	Common Stock, $0.01 par value	None

Barton I. Gurewitz	Common Stock, $0.01 par value	None

James A. McIntyre	Common Stock, $0.01 par value
11,203,394 shares beneficially owned - Mr. McIntyre may be deemed to beneficially own (i) 9,344,599 shares of Common Stock held by the James A. McIntyre Living Trust, of which Mr. McIntyre is the trustee; (ii) 60,150 shares of Common Stock held by the James A. McIntyre Grandchildren’s Trust, of which Mr. McIntyre is the trustee; and (iii) 1,798,645 shares of Common Stock held by the McIntyre Foundation, of which Mr. McIntyre serves as Chief Financial Officer

Robert A. Peiser	Common Stock, $0.01 par value	171,181 shares beneficially owned

Joyce White	Common Stock, $0.01 par value	None

For information regarding purchases and sales of common stock of the Company during the past two years by Messrs. McIntyre and Peiser, see Exhibit A.

C.
A description of all arrangements or understandings between the Nominating Shareholder and each Nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the Nominating Shareholder.

Each of the Nominees consented in their Signature Director Questionnaire to serve as a director if elected.  In addition to consenting to serve as a director if elected, each Nominee also consented to be named as a Nominee in this Notice and in any proxy statement filed by the Company or the Nominating Shareholder in connection with the solicitation of proxies from the Company’s shareholders at the Annual Meeting.  Such Consents are attached as Exhibit B.

Mr. McIntyre has signed a letter agreement with each Nominee agreeing to indemnify them from and against claims arising from their nomination and any related matters.

Other than as set forth in this Notice (including the Exhibits hereto), there are no arrangements or understandings between the Nominating Shareholder and each Nominee and any other person or persons.

D.
Any other information relating to each Nominee that is required to be disclosed in solicitations of proxies for elections of directors or is otherwise required pursuant to Regulation 14A under the Exchange Act.

Except as otherwise set forth in their Questionnaires, (i) during the past 10 years, no Nominee has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Nominee directly or indirectly beneficially owns any securities of the Company; (iii) no Nominee owns any securities of the Company which are owned of record but not beneficially; (iv) no Nominee has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Nominee is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Nominee is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Nominee owns beneficially, directly or indirectly, any securities of the Company; (viii) no Nominee owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Nominee or any of his or her associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Nominee or any of his or her associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no Nominee has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the Annual Meeting.  There are no material proceedings to which any Nominee or any of his or her associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.  With respect to each of the Nominees, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten years.

Each Nominee presently is, and if elected as a director of the Company each Nominee would be, an “independent director” within the meaning of (i) applicable Nasdaq listing standards applicable to board composition, including Rule 5605(a)(2), and (ii) Section 301 of the Sarbanes-Oxley Act of 2002. No Nominee is a member of the Company’s compensation, nominating or audit committee that is not independent under any such committee’s applicable independence standards.

A representative of the Nominating Shareholder intends to appear in person or by proxy at the Annual Meeting to nominate the Nominees for election to the Board.

II.	Information As to the Nominating Shareholder.

The Nominating Shareholder believes his name and address appear on the Company’s books as follows and he beneficially owns the following number of shares of the Company:

Name and Address	Stock

James A. McIntyre 1114 State Street Suite 211 Santa Barbara, California 93101
11,203,394 shares of Common Stock, $0.01 par value, are beneficially owned by Mr. McIntyre- Mr. McIntyre may be deemed to beneficially own (i) 9,344,599 shares of Common Stock held by the James A. McIntyre Living Trust, of which Mr. McIntyre is the trustee; (ii) 60,150 shares of Common Stock held by the James A. McIntyre Grandchildren’s Trust, of which Mr. McIntyre is the trustee; and (iii) 1,798,645 shares of Common Stock held by the McIntyre Foundation, of which Mr. McIntyre serves as Chief Financial Officer.

The Nominating Shareholder provided you with a copy of his most recently filed Schedule 13D on May 1, 2012.  In addition, reference is made to any other amendments to the Schedule 13D by the Nominating Shareholder with respect to the Company as filed and to be filed with the Securities and Exchange Commission.  The information contained in the publicly-filed Schedule 13D and amendments thereto is deemed incorporated by reference herein and, accordingly, all information contained in this Notice is deemed to be supplemented thereby.  Information included herein shall also be deemed to be information provided in response to items requested in any other subsection of this Notice.

The Nominating Shareholder is retired and a private investor.  The business address of the Nominating Shareholder is 1114 State Street, Suite 211, Santa Barbara, California 93101.

A representative of the Nominating Shareholder intends to appear in person or by proxy at the Annual Meeting to nominate the Nominees for election to the Board.

For information regarding purchases and sales during the past two years by the Nominating Shareholder of securities of the Company, see Exhibit A.

Except as otherwise set forth in his Questionnaire, (i) during the past 10 years, the Nominating Shareholder has not been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) the Nominating Shareholder does not directly or indirectly beneficially own any securities of the Company; (iii) the Nominating Shareholder does not own any securities of the Company which are owned of record but not beneficially; (iv) the Nominating Shareholder has not purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by the Nominating Shareholder is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) the Nominating Shareholder is not, and within the past year has not been, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of the Nominating Shareholder owns beneficially, directly or indirectly, any securities of the Company; (viii) the Nominating Shareholder does not own beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) neither the Nominating Shareholder nor any of his associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) neither the Nominating Shareholder nor any of his associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) the Nominating Shareholder does not have a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the Annual Meeting.  There are no material proceedings to which the Nominating Shareholder or any of his associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.  With respect to the Nominating Shareholder, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten years.

The Nominating Shareholder has not yet determined whether he intends, individually or as part of a group, to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the Nominees and/or (2) otherwise solicit proxies from shareholders in support of such nominations.

III.
Identification of any person employed, retained or to be compensated by the Nominating Shareholder submitting the nomination or by any Nominee, or any person acting on his or her behalf to make solicitations or recommendations to shareholders for the purpose of assisting in the election of the Nominees, and a brief description of the terms of such employment, retainer or arrangement for compensation.

As of the date hereof, neither the Nominating Shareholder nor any Nominee, nor any person acting on his or her behalf, has employed, retained or otherwise compensated any person to make solicitations or recommendations to shareholders for the purpose of assisting in the election of the Nominees.

*              *              *

Please address any correspondence with respect to this Notice to the following counsel for the Nominating Shareholder:

James R. Cummins
Waite, Schneider, Bayless & Chesley Co., L.P.A.
Suite 1513
One West Fourth Street
Cincinnati, OH 45202
Phone: 513-621-0267
Facsimile: 513-381-2375
E-mail: jcummins@wsbclaw.com

The giving of this Notice is not an admission that any purported procedures for notice concerning the nomination of directors to the Board and submission of business proposals are legal, valid or binding, and the Nominating Shareholder reserves the right to challenge their validity.  If the Company contends this Notice is incomplete or is otherwise deficient in any respect, please notify the Nominating Shareholder’s counsel referenced above, setting forth the facts that the Company contends support its position and specifying any additional information believed to be required.  In the absence of such prompt notice, the Nominating Shareholder will assume that the Company agrees that this Notice complies in all respects with the requirements of the Bylaws.  The Nominating Shareholder reserves the right to withdraw or modify this Notice at any time.

Very truly yours,

JAMES A. MCINTYRE

EXHIBIT A

TRANSACTIONS IN SECURITIES OF THE COMPANY
DURING THE PAST TWO YEARS

Shares of Common Stock Purchased/(Sold)	Date of Purchase/Sale

JAMES A. MCINTYRE

4,323,3161	04/04/2011
1,000,0002	07/12/2010
193,3053	06/21/2010
9,4503	06/21/2010
168,9453	06/21/2010
1,250,000	06/11/2010

ROBERT A. PEISER
45,1814	01/03/2011
125,0005	08/27/2010

1 A private transfer of shares of Common Stock from the Amanda Nyce McIntyre Separate Property Trust.
2 A private transfer of shares of Common Stock from Melinda McIntyre Kolpin.
3 Exchange of TOPrS holdings into shares of Common Stock.
4 Vesting of restricted stock grant.
5 Private transfer of shares of Common Stock from Mr. Peiser’s investment in Signature Credit Partners.

EXHIBIT B

May 9, 2012

James A. McIntyre
1114 State Street, Suite 211
Santa Barbara, CA 93101

Signature Group Holdings, Inc.
15303 Ventura Blvd., Suite 1600
Sherman Oaks, CA 91403
Attn: Corporate Secretary

Dear Sir or Madam:

You are hereby notified that the undersigned consents to (i) being named as a nominee in the notice provided by James A. McIntyre of his intention to nominate the undersigned as a director of Signature Group Holdings, Inc. (“SGGH”) at the 2012 annual meeting of shareholders (including any other meeting of shareholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “Annual Meeting”), (ii) being named as a nominee in any proxy statement filed by SGGH or by Mr. McIntyre, or any group subsequently formed by Mr. McIntyre, in connection with the solicitation of proxies or written consents for election of the undersigned as a director at the Annual Meeting, and (iii) serving as a director of SGGH if elected at the Annual Meeting.

Very Truly Yours,

J. Hunter Brown
20 Old Lantern Drive
Wilton, CT 06897

May 1, 2012

James A. McIntyre
1114 State Street, Suite 211
Santa Barbara, CA 93101

Signature Group Holdings, Inc.
15303 Ventura Blvd., Suite 1600
Sherman Oaks, CA 91403
Attn: Corporate Secretary

Dear Sir or Madam:

You are hereby notified that the undersigned consents to (i) being named as a nominee in the notice provided by James A. McIntyre of his intention to nominate the undersigned as a director of Signature Group Holdings, Inc. (“SGGH”) at the 2012 annual meeting of shareholders, or any other meeting of shareholders held in lieu thereof, and any  adjournments, postponements, reschedulings or continuations thereof (the “Annual  Meeting”), (ii) being named as a nominee in any proxy statement filed by SGGH, Mr. McIntyre or any group subsequently formed by Mr. McIntyre in connection with the solicitation of proxies or written consents for election of the undersigned as a director at the annual shareholders’ meeting, and (iii) serving as a director of SGGH if elected.

Very Truly Yours,

2308 Paseo Del Mar
Palos Verdes Estates, CA 90274

May 9, 2012

James A. McIntyre
1114 State Street, Suite 211
Santa Barbara, CA 93101

Signature Group Holdings, Inc.
15303 Ventura Blvd., Suite 1600
Sherman Oaks, CA 91403
Att: Corporate Secretary

Dear Sir or Madam:

You are hereby notified that the undersigned consents to (i) being named as a nominee in the notice provided by James A. McIntyre of his intention to nominate the undersigned as a director of Signature Group Holdings, Inc. (“SGGH”) at the 2012 annual meeting of shareholders, or any other meeting of shareholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “Annual Meeting”), (ii) being named as a nominee in any proxy statement filed by SGGH, Mr. McIntyre or any group subsequently formed by Mr. McIntyre in connection with the solicitation of proxies or written consents for election of the undersigned as a director at the annual shareholders’ meeting, and (iii) serving as a director of SGGH if elected.

Very Truly Yours,

Robert A. Peiser
5503 Sugar Hill Drive
Houston, Texas 77056

May 3, 2012

James A. McIntyre
1114 State Street, Suite 211
Santa Barbara, CA 93101

Signature Group Holdings, Inc.
15303 Ventura Blvd., Suite 1600
Sherman Oaks, CA 91403
Attn: Corporate Secretary

Dear Sir or Madam:

You are hereby notified that the undersigned consents to (i) being named as a nominee in the notice provided by James A. McIntyre of his intention to nominate the undersigned as a director of Signature Group Holdings, Inc. (“SGGH”) at the 2012 annual meeting of shareholders, or any other meeting of shareholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “Annual Meeting”), (ii) being named as a nominee in any proxy statement filed by SGGH, Mr. McIntyre or any group subsequently formed by Mr. McIntyre in connection with the solicitation of proxies or written consents for election of the undersigned as a director at the annual shareholders’ meeting, and (iii) serving as a director of SGGH if elected.

Very Truly Yours,